Exhibit 32.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
OF HERMAN MILLER, INC. (THE "COMPANY")

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

I, Jeffrey M. Stutz, Chief Financial Officer of the company, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 that:

(1)
The quarterly report on Form 10-Q for the period ended February 29, 2020, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in this quarterly report on Form 10-Q for the quarterly period ended February 29, 2020, fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: April 7, 2020

/s/ Jeffrey M. Stutz
Jeffrey M. Stutz
Chief Financial Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Herman Miller, Inc. and will be retained by Herman Miller, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.